Exhibit 10.04

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT, dated as of December __, 2012 (this “Agreement”) made by WPCS International Incorporated, a Delaware corporation (the “Company”), and each of the undersigned subsidiaries of the Company from time to time, if any (each a “Grantor” and collectively and together with the Company the “Grantors”), in favor of Worldwide Stock Transfer LLC, a New Jersey limited liability company, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the “Buyers” (as defined below) party to the Securities Purchase Agreement, dated as of December 4, 2012 (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”).

WITNESSETH:

WHEREAS, the Company and each party listed as a “Buyer” on the Schedule of Buyers attached thereto (collectively, the “Buyers”) are parties to the Securities Purchase Agreement, pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” (as defined therein) issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, certain Grantors from time to time (other than the Company) (collectively, the “Guarantors”) may execute and deliver one or more guarantees (each, a “Guaranty”) in form and substance acceptable to and in favor of the Collateral Agent for the benefit of itself and the Buyers, with respect to the Company’s obligations under the Securities Purchase Agreement, the Notes and the Transaction Documents (as defined below);

WHEREAS, it is a condition precedent to the Buyers purchasing the Notes issued pursuant to the Securities Purchase Agreement that the Grantors shall have executed and delivered to the Collateral Agent this Agreement providing for the grant to the Collateral Agent, for the benefit of the Buyers, of a security interest in all personal property of each Grantor to secure all of the Company’s obligations under the Securities Purchase Agreement, the Notes and the other “Transaction Documents” (as defined in the Securities Purchase Agreement) (the “Transaction Documents”) and the Guarantors’ obligations under any such Guaranty, as applicable; and

WHEREAS, the Grantors have determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, the Grantors.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Collateral Agent, for the benefit of the Buyers, as follows:

Section 1.      Definitions.

(a)                Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of Illinois (the “Code”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine; provided, further that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(b)               The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.

(c)                As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cash Release Amount” has the meaning set forth in the Notes.

“Cash and Receivables Report” has the meaning set forth in the Notes.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

“Collateral Agency Agreement” means that certain Collateral Agency Agreement dated as of the date hereof by and among Collateral Agent, Buyers and Company.

“Collection Account Bank” has the meaning set forth in Section 5(i)(B) of this Agreement.

“Controlled Account Agreement” means a control agreement, in form and substance satisfactory to Collateral Agent, executed and delivered by a Grantor, Collateral Agent either an applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) with respect to a Controlled Account, as may be amended, restated, supplemented, or otherwise modified from time to time.

“Controlled Accounts” has the meaning set forth in Section 5(i)(A) of this Agreement.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Event of Default” shall have the meaning set forth in the Notes.

“Foreign Currency Controlled Accounts” means any account of the Company or its Subsidiaries holding non-United States dollar deposits.

“Foreign Subsidiary” has the meaning set forth in Section 2 of this Agreement.

“GAAP” has the meaning set forth in Section 4(c) of this Agreement.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means the Copyrights, Trademarks and Patents.

“Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights).

“Lockbox, Cash & Receivables Balance” has the meaning set forth in the Notes.

“Master Collection Account” means account number 7675415108 held at Sovereign Bank, N.A. subject to a Controlled Account Agreement in favor of the Collateral Agent in the form attached hereto as Exhibit B-3 or such other form reasonably acceptable to the Collateral Agent.

“Non-Public Certification” has the meaning set forth in Section 11 of this Agreement.

“Obligations” has the meaning set forth in Section 3 of this Agreement.

“Operating Accounts” means, collectively, each of account number 7581049124, 7581049345, 7581049078, 7581049051, 7581050912, 7581049094, 7581049086, 7581050378 and 7581049108 held at Sovereign Bank, N.A. or such other operating accounts as agreed to in writing by Collateral Agent, in each case, so long as each such account is subject to a Controlled Account Agreement in favor of the Collateral Agent in the form attached hereto as Exhibit B-1 or such other form reasonably acceptable to the Collateral Agent.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Perfection Requirement” or “Perfection Requirements” has the meaning set forth in Section 4(i) of this Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Pledged Entity” means, each Person listed from time to time on Schedule IV hereto as a “Pledged Entity,” together with each other Person all or a portion of whose Capital Stock is acquired or otherwise owned by a Grantor after the date hereof.

“Pledged Equity” means all of each Grantor’s right, title and interest in and to all of the Securities and Capital Stock now or hereafter owned by such Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Securities and/or Capital Stock, the right to receive any certificates representing any of the Securities and/or Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each Pledged Entity that are limited liability companies, as may be amended, restated, supplemented, or otherwise modified from time to time.

“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each Pledged Entity that are partnerships, as may be amended, restated, supplemented, or otherwise modified from time to time.

“Subsidiary” shall have the meaning set forth in the Notes.

“Sweep” shall have the meaning as set forth in Section 5(i)(A).

“Sweep Accounts” means, collectively, each of account number 7675413377, 7675414837, 7675414365 and 7675413849 held at Sovereign Bank, N.A. or such other Controlled Accounts as agreed to in writing by Collateral Agent, in each case, so long as each such account is subject to a Controlled Account Agreement in favor of the Collateral Agent in the form attached hereto as Exhibit B-2 or such other form reasonably acceptable to the Collateral Agent.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule II hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

“WPCS Australia” means, collectively, WPCS Australia Pty Ltd and its direct and wholly owned subsidiaries.

“WPCS China” means, collectively, Taian AGS Pipeline Construction Co. Ltd., WPCS Asia Limited and their direct and wholly owned subsidiaries.

SECTION 2.      Grant of Security Interest. As collateral security for all of the “Obligations” (as defined in Section 3 hereof), each Grantor hereby pledges and assigns to the Collateral Agent for itself and for the benefit of the Buyers, and grants to the Collateral Agent for itself and for the benefit of the Buyers, a continuing security interest in all personal property and assets of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(a)                all Accounts;

(b)               all Chattel Paper (whether tangible or electronic);

(c)                the Commercial Tort Claims specified on Schedule VI hereto;

(d)               all Deposit Accounts, all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Collateral Agent or any Buyer or any affiliate, representative, agent or correspondent of the Collateral Agent or any such Buyer;

(e)               all Documents;

(f)                all Equipment;

(g)               all Fixtures;

(h)               all General Intangibles (including, without limitation, all Payment Intangibles);

(i)                all Goods;

(j)                all Instruments (including, without limitation, Promissory Notes and each certificated Security);

(k)               all Inventory;

(l)                all Investment Property (and, regardless of whether classified as Investment Property under the Code, all Pledged Equity, Pledged Operating Agreements and Pledged Partnership Agreements);

(m)             all Copyrights, Patents and Trademarks, and all Licenses;

(n)               all Letter-of-Credit Rights;

(o)               all Supporting Obligations;

(p)               all other tangible and intangible personal property of each Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

(q)               all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, in the case of a Subsidiary of such Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia (a “Foreign Subsidiary”), more than (i) with respect to any Subsidiary of such Grantor organized under the laws of The People’s Republic of China, 60% of the total combined voting power of all classes of Capital Stock entitled to vote, or (ii) with respect to any other Persons now or hereafter existing that would constitute a Foreign Subsidiary of such Grantor, 100% of the nonvoting Capital Stock and 66% of the total combined voting power of all classes of Capital Stock entitled to vote if such action would result in material adverse, incremental tax liabilities to such Grantor under Section 956 of the Internal Revenue Code; and (B) any assets owned as of the date hereof by any Subsidiary organized under the laws of The People’s Republic of China or Australia.

Each Grantor has agreed not to further encumber any of its Copyrights, Copyright applications, Copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any Licenses, Patents, Patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, Trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Grantor connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without the Collateral Agent’s prior written consent (which consent may be withheld or given in Collateral Agent’s sole discretion).

The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of any and all Persons now or hereafter existing who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce the Buyers as aforesaid, each Grantor hereby grants to Collateral Agent for itself and for the ratable benefit of the Buyers, a right of set-off against the property of such Grantor held by the Collateral Agent for itself and for the ratable benefit of the Buyers, consisting of property described above in Section 2 now or hereafter in the possession or custody of or in transit to the Collateral Agent, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power; provided that such right shall only to be exercised after an Event of Default has occurred and is continuing.

SECTION 3.      Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”):

(a)                for so long as the Notes are outstanding, (i) the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, this Agreement, the Notes and the other Transaction Documents, and (ii) in the case of any Guarantors, the payment by such Guarantors, as and when due and payable of all “Guaranteed Obligations” under (and as defined in) each Guaranty (if any), as applicable, including, without limitation, in both cases, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, interest, premiums, penalties, contract causes of action, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under this Agreement or any of the Transaction Documents; and

(b)               for so long as the Notes are outstanding, the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Buyers under the Notes.

SECTION 4.      Representations and Warranties. Each Grantor represents and warrants as of the date of this Agreement as follows:

(a)                Schedule I hereto sets forth (i) the exact legal name of each Grantor, and (ii) the state of incorporation, organization or formation and the organizational identification number of each Grantor in such state. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule I hereto.

(b)               There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting any Grantor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c)                All Federal, state and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof or for which the non-payment of such amounts would not have a Material Adverse Effect and with respect to which adequate reserves have been set aside for the payment thereof in accordance with generally accepted accounting principles consistently applied (“GAAP”).

(d)               All Equipment, Fixtures, Goods and Inventory of each Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory of each Grantor hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto, except that each Grantor will give the Collateral Agent written notice of any change in the location of any such Collateral within 20 days of such change, other than to locations set forth on Schedule III hereto (or a new Schedule III delivered by Grantors to Collateral Agent from time to time) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon or will take such actions pursuant to Section 5(n). Each Grantor’s chief place of business and chief executive office, the place where each Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto. None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note, Security and other Instrument owned by each Grantor, (ii) each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account and (iii) the name of each Foreign Currency Controlled Account, together with the name and address of each institution at which each such account is maintained and the amount of cash or cash equivalents held in each such Foreign Currency Controlled Account. Set forth in Schedule II hereto is a complete and correct list of each trade name used by each Grantor and the name of, and each trade name used by, each person from which each Grantor has acquired any substantial part of the Collateral.

(e)                Each Grantor has delivered to the Collateral Agent complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represent all of the Licenses existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its affiliates in respect thereof. Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

(f)                Each Grantor owns and controls, or otherwise possesses adequate rights to use, all Trademarks, Patents and Copyrights, which are the only trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, and rights of publicity necessary to conduct its business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all registered copyrights, issued Patents, Trademarks, and Licenses owned or used by each Grantor as of the date hereof. To the best knowledge of each Grantor, all such Intellectual Property of each Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement. Except as set forth in Schedule II, no Grantor has any knowledge of any conflict with the rights of others to any such Intellectual Property and, to the best knowledge of each Grantor, each Grantor is not now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by each Grantor. Except as set forth in Schedule II, no Grantor has received any notice that it is violating or has violated the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(g)               Each Grantor is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favor of the Collateral Agent and/or the Buyers relating to this Agreement or the other Transaction Documents and (ii) are securing Permitted Liens as of the date hereof and disclosed on Schedule 4(g).

(h)               The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting each Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(i)                 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, is required for (i) the grant by each Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to Deposit Accounts, and all cash and other property from time to time deposited therein, for the execution of a Controlled Account Agreement with the depository institution with which such account is maintained, as provided in Section 5(i), (C) with respect to Commodity Contracts, for the execution of a control agreement with the commodity intermediary with which such commodity contract is carried, as provided in Section 5(i), (D) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit A hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (E) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (F) with respect to the perfection of the security interest created hereby in any Letter-of-Credit Rights, for the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Uniform Commercial Code as in effect in the applicable jurisdiction, (G) with respect to Investment Property constituting uncertificated securities, the applicable Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent, (H) with respect to Investment Property constituting certificated securities or instruments, such items shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, (I) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Commodity Contracts, Electronic Chattel Paper, or Letter of Credit Rights, the taking of such actions, and (J) the Collateral Agent having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D), (E), (F), (G), (H), (I) and (J) each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(j)                 This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The performance of the Perfection Requirements results in the perfection of such security interests. Such security interests are, or in the case of Collateral in which each Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to Permitted Liens and the Perfection Requirements. Such recordings and filings and all other action necessary to perfect and protect such security interest have been duly taken or will be taken pursuant to Section 5(m), and, in the case of Collateral in which any Grantor obtains rights after the date hereof, will be duly taken, except for the Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.

(k)               As of the date hereof, no Grantor holds any Commercial Tort Claims or has knowledge of any pending Commercial Tort Claims, except for such Commercial Tort Claims described in Schedule VI.

(l)                 All of the Pledged Equity is presently owned by the applicable Grantor as set forth in Schedule IV, and is presently represented by the certificates listed on Schedule IV hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Equity other than as contemplated and permitted by the Transaction Documents. Each Grantor is the sole holder of record and the sole beneficial owner of the Pledged Equity, as applicable. None of the Pledged Equity has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity constitutes 100% or such other percentage as set forth of Schedule IV of the issued and outstanding shares of Capital Stock of the applicable Pledged Entity.

(m)             Each Grantor hereby represents and warrants as of the date first written above as follows:

(i)                 Such Grantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and each other Transaction Document to which such Grantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not result in a Material Adverse Effect.

(ii)               The execution, delivery and performance by each Grantor of this Agreement and each other Transaction Document to which such Grantor is a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Grantor or its properties, (C) do not and will not result in or require the creation of any lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (D) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

(iii)             Each of this Agreement and the other Transaction Documents to which any Grantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of the Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(iv)             There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

SECTION 5.      Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing:

(a)               Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, including, without limitation, the Master Collection Account, the Sweep Accounts and the Operating Accounts; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and each License and, at the request of the Collateral Agent, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Collateral Agent each Promissory Note, Security (subject to the limitations set forth in Section 2), Chattel Paper or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Collateral Agent, which such written acknowledgement shall be in form and substance reasonably satisfactory to the Collateral Agent, (F) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, promptly notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Collateral Agent, (G) upon the acquisition after the date hereof by any Grantor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a Motor Vehicle or Equipment that is subject to a purchase money security interest), causing the Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Collateral Agent in accordance with Section 5(j)hereof; and (H) taking all actions required by the Uniform Commercial Code or by other law, as applicable, in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b)               Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (i) at the locations specified therefor on Schedule III hereto, or (ii) at such other locations set forth on Schedule III and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, or (iii) at such other locations in the United States, provided that within 20 days following the relocation of Equipment or Inventory to such other location or the acquisition of Equipment or Inventory, Grantor shall deliver to the Collateral Agent a new Schedule III indicating such new locations.

(c)               Condition of Equipment. Each Grantor will maintain or cause the Equipment (necessary or useful to its business) to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment of any Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may reasonably request to such end. Any Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any such loss or damage in excess of $25,000 per occurrence to any Equipment.

(d)               Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e)                Insurance.

(i)                 Each Grantor will, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. To the extent requested by the Collateral Agent at any time and from time to time, each such policy for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and any Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent. In addition to and without limiting the foregoing, to the extent requested by the Collateral Agent at any time and from time to time, each such policy shall in addition (A) name the Collateral Agent as an additional insured party and/or loss payee, as applicable, thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as its interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. Any Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Any Grantor will also, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(ii)               Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, to the extent paragraph (iii) of this Section 5(e) is not applicable, any proceeds of insurance maintained by any Grantor pursuant to this Section 5(e) shall be paid to the Collateral Agent, any Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by any Grantor pursuant to this Section 5(e) (except as otherwise provided in paragraph (iii) in this Section 5(e)) shall be paid by the Collateral Agent to any Grantor as reimbursement for the costs of such repairs or replacements.

(iii)             Notwithstanding anything to the contrary in subsection 5(e)(ii) above, following and during the continuance of an Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and applied as specified in Section 7(b) hereof.

(f)                Provisions Concerning the Accounts and the Licenses.

(i)                 Each Grantor will (A) give the Collateral Agent at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, (C) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Collateral Agent during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such Records and Chattel Paper.

(ii)               Each Grantor will (except as otherwise provided in this subsection (f)), in accordance with Section 13(m) of each Note, continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, any Grantor may (and, at the Collateral Agent’s direction, will) take such action as any Grantor or the Collateral Agent may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by applicable law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done. After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 7(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent shall be applied as specified in accordance with Section 7(b) hereof.

(iii)             Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than any Grantor, each Grantor party thereto will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv)             Each Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(v)               Each Grantor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect. No Grantor will, without the prior written consent of the Collateral Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

(g)               Transfers and Other Liens.

(i)                 Except as expressly permitted in Section 13(f) of the Notes, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except (A) Inventory in the ordinary course of business, and (B) worn out or obsolete assets, not necessary to the business.

(ii)               No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(h)               Intellectual Property.

(i)                 If applicable, each Grantor shall duly execute and deliver the applicable Assignment for Security in the form attached hereto as Exhibit A. Each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and each Grantor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement. Each Grantor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the second sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property. Each Grantor shall furnish to the Collateral Agent from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Collateral Agent may reasonably request, all in reasonable detail and promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any such statements, schedules or reports, each Grantor shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Collateral Agent, desirable to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Collateral Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor will take such action as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property.

(ii)               In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives the Collateral Agent prior written notice thereof. Upon request of the Collateral Agent, any Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of any Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the indefeasible payment in full in cash of all of the Obligations in full.

(i)              Deposit, Commodities and Securities Accounts. (A) Each Grantor shall cause each bank and other financial institution with an account referred to in Schedule IV hereto (each such account, a “Controlled Account”) other than the Foreign Currency Controlled Accounts of WPCS Australia and WPCS China, to execute and deliver to the Collateral Agent a Controlled Account Agreement, in form and substance satisfactory to the Collateral Agent (which, as of the date hereof, shall be (x) in the form of Exhibit B-1 for the Operating Accounts, (y) in the form of Exhibit B-2 for the Sweep Accounts and (z) in the form of Exhibit B-3 for the Master Collection Account), duly executed by each Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree, inter alia, subject to Section 15(m) of each Note, with respect to each Deposit Account, that (i) it will comply at any time with the instructions originated by the Collateral Agent to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of each Grantor, (ii) all Commodity Contracts, securities, Investment Property and other items of each Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent, (iii) any right of set off (other than recoupment of standard fees), banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent, and (iv) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. Without the prior written consent of the Collateral Agent, no Grantor shall create or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto. So long as any Notes remain outstanding, (i) the Company shall cause all cash or cash equivalents received from any Person with respect to any Accounts Receivable (as defined in the Notes) (other than with respect to WPCS Australia or WPCS China) to be initially deposited into either (x) a Sweep Account or (y) the Master Collection Account and (ii) the Company and the Collateral Agent agree that any cash or cash equivalents held in any Sweep Account on any Business Day shall be transferred into the Master Collection Account at the end of such Business Day (each, a “Sweep”) and the parties hereto shall take all actions necessary to ensure that each such Sweep occurs each Business Day any Notes remain outstanding. Notwithstanding anything herein to the contrary, neither the Company nor any of its Subsidiaries (excluding the Accounts of WPCS Australia and WPCS China) shall open or otherwise permit to exist any Accounts other than Controlled Accounts without the prior written consent of the Collateral Agent.

(B) Upon receipt of each Cash and Receivables Report from Company, Collateral Agent shall, so long as no Event of Default has occurred and is continuing or could reasonably be expected to result therefrom, promptly instruct the Collection Account Bank to, at Company’s expense, transfer an amount equal to the Cash Release Amount (if any) set forth on such Cash and Receivables Report from the Master Collection Account solely to the extent of cash available therein, to one of the Operating Accounts (or to such other Deposit Account subject to a Controlled Account Agreement as directed by Company in writing); provided that, after giving effect to each such transfer, the Lockbox, Cash & Receivables Balance shall exceed the Adjusted Note Obligations (as defined in the Notes and as reported to Collateral Agent by Company) as of such date.

(C) If on the last day of each calendar month, the aggregate available balance in the Foreign Currency Controlled Accounts (other than the Foreign Currency Controlled Accounts of WPCS Australia and WPCS China) exceeds the US Dollar Equivalent of $50,000, the Company shall, within three (3) Business Days, cause an amount equal to such excess to be transferred from such Foreign Currency Controlled Accounts and deposited into the Master Collection Account; provided, that except in accordance with Section 5(i)(D) below, so long as the Notes remain outstanding neither the Company nor any of its Subsidiaries shall transfer (directly or indirectly, whether in connection with an intercompany loan, a capital contribution, or otherwise) more than an aggregate of the US Dollar Equivalent of $25,000 to any non-United States Subsidiary.

(D) If on the last day of each calendar month, the aggregate available balance in the Foreign Currency Controlled Accounts of WPCS Australia exceeds the US Dollar Equivalent of $400,000 (the “Australia Transfer Cap”), the Company shall, within three (3) Business Days, cause an amount equal to such excess to be transferred from such Foreign Currency Controlled Accounts and deposited into the Master Collection Account (the “Australia Overage Amounts”); provided, that so long as the Notes remain outstanding neither the Company nor any of its Subsidiaries (other than WPCS Australia) shall transfer (directly or indirectly, whether in connection with an intercompany loan, a capital contribution, or otherwise) more than an aggregate of the US Dollar Equivalent of (A) $200,000 plus the Australia Overage Amounts minus (B) any amounts previously transferred to WPCS Australia by the Company or any of its Subsidiaries (other than WPCS Australia) from the Issuance Date to immediately prior to such transfer (an “Australia Transfer”), provided further that, notwithstanding the foregoing, neither the Company nor any of its Subsidiaries (other than WPCS Australia) shall consummate an Australia Transfer if after giving effect to such Australia Transfer the aggregate available balance in the Foreign Currency Controlled Accounts of WPCS Australia exceeds the Australia Transfer Cap.

(E) During the period commencing on the Subscription Date through the date no Notes remain outstanding, neither the Company nor any of its Subsidiaries (other than WPCS China) shall transfer (directly or indirectly, whether in connection with an intercompany loan, a capital contribution, or otherwise) any cash or cash equivalents to WPCS China.

(j)                 Motor Vehicles.

(i)                 Upon the Collateral Agent’s written request, each Grantor shall deliver to the Collateral Agent originals of the certificates of title or ownership for all motor vehicles with a value in excess of $10,000, owned by it with the Collateral Agent listed as lienholder, for the benefit of the Buyers.

(ii)               Each Grantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable motor vehicles now owned or hereafter acquired by such Grantor to be retitled and the Collateral Agent listed as lienholder thereof, (B) filing such applications with such state agencies, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on the motor vehicles and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(iii)             Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(iv)             So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Collateral Agent shall execute and deliver to any Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Collateral Agent of a certificate from any Grantor stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto in such case passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that any Grantor will receive as sale proceeds or insurance proceeds. Any proceeds of such sale or casualty loss shall be paid to the Collateral Agent hereunder immediately upon receipt, to be applied to the Obligations then outstanding.

(k)               Control. Each Grantor hereby agrees to take any or all action that may be necessary or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain control in accordance with Sections 9-105 – 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(l)                 Inspection and Reporting. Each Grantor shall permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate (at Grantors’ sole cost and expense) (i) to examine and make copies of and abstracts from any Grantor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, (iii) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of any Grantor. Each Grantor shall also permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. Without limiting the foregoing, the Collateral Agent may, at any time, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and/or obligors in respect of Instruments of such Grantor to verify with such Persons, to the Collateral Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other receivables.

(m)             Future Subsidiaries. If any Grantor hereafter creates or acquires any Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, such Grantor shall (i) cause such Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, (ii) deliver to Collateral Agent revised Schedules to this Agreement, as appropriate (including, without limitation, a revised Schedule IV to reflect the grant by such Grantor of a lien on all Pledged Equity now or hereafter owned by such Grantor), (iii) cause such Subsidiary to duly execute and deliver a guaranty of the Obligations in favor of the Collateral Agent in form and substance acceptable to the Collateral Agent, and (iv) duly execute and/or cause to be delivered such opinions of counsel and other documents, in form and substance acceptable to the Collateral Agent, as the Collateral Agent shall reasonably request with respect thereto; provided, however, that no Grantor shall pledge Capital Stock in excess of shares representing 100% of the nonvoting Capital Stock and 66% of the total combined voting power of all classes of Capital Stock entitled to vote of any and all Persons now or hereafter existing which would constitute a Foreign Subsidiary thereof if such action would result in material adverse, incremental tax liabilities to such Grantor under Section 956 of the IRC. Each Grantor hereby authorizes Collateral Agent to attach such revised Schedules to this Agreement and agrees that all Pledged Equity listed on any revised Schedule delivered to Collateral Agent shall for all purposes hereunder be considered Collateral. The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantor in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

Section 6.      Additional Provisions Concerning the Collateral.

(a)                To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)               Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Buyers with respect to any Collateral, (v) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Buyers with respect to any Collateral and (vi) to verify any and all information with respect to any and all Accounts. This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(c)                For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Securities Purchase Agreement that limit the right of any Grantor to dispose of its property, and Section 5(g) and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, any Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of any Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the indefeasible payment in full in cash of all of the Obligations, the Collateral Agent (subject to Section 10(e) hereof) shall release and reassign to any Grantor all of the Collateral Agent’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by each Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d)               If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(e)                The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f)                Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g)               As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to the applicable Grantor:

(i)                 Each Grantor shall have the right, from time to time, to vote and give consents with respect to the Pledged Equity, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Securities Purchase Agreement or any other Transaction Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Collateral Agent in respect of the Pledged Equity or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Securities Purchase Agreement):

(A) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(B) the consolidation or merger of a Pledged Entity with any other Person;

(C) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Collateral Agent;

(D) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Capital Stock; or

(E) the alteration of the voting rights with respect to the Capital Stock of a Pledged Entity.

(h)               (i) Each Grantor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Equity to the extent not in violation of the Securities Purchase Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Equity, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Equity; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to any Grantor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Equity, whenever paid or made, shall be delivered to Collateral Agent to hold as Pledged Equity and shall, if received by any Grantor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to Collateral Agent as Pledged Equity in the same form as so received (with any necessary endorsement).

SECTIOn 7.      Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

(a)                The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Buyers, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale (including, without limitation, by credit bid), at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent and the Buyers arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to any Grantor from the Collateral Agent after and during the continuance of an Event of Default, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Collateral Agent may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (3) the Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof or otherwise (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b)               Any cash held by the Collateral Agent as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 hereof) by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Collateral Agency Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)                In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Buyers are legally entitled, each Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(d)               To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants, attorneys and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

(e)                The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

Section 8.      Indemnity and Expenses.

(a)                Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Collateral Agent and each of the Buyers, jointly and severally, harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b)               Each Grantor agrees, jointly and severally, to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 9.      Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, e-mailed or delivered, if to any Grantor that is a Foreign Subsidiary at the address of the Company, if to any Grantor that is not a Foreign Subsidiary at its address specified on the signature pages below and if to the Collateral Agent to it, at its address specified on the signature pages below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery. For the avoidance of doubt, the Foreign Subsidiaries, as Grantors, hereby appoint the Company as its agent for receipt of service of process and all notices and other communications in the United States at the address specified below.

Section 10.      Miscellaneous.

(a)                No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)               No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent or any Buyer provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent or any Buyer under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c)                Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)               This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Buyers hereunder, to the benefit of the Collateral Agent and the Buyers and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Collateral Agent and the Buyers may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Buyers herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Buyer shall mean the assignee of the Collateral Agent or such Buyer. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.

(e)                Upon the indefeasible payment in full in cash of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f)                THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

(g)               CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE FOREGOING COURTS. EACH GRANTOR HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS DEEMED APPROPRIATE BY ANY OF THE FOREGOING COURTS. EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE FOREGOING COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE HERETO AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH GRANTOR IN ANY OTHER JURISDICTION. ANY GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GRANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

(h)               WAIVER OF JURY TRIAL, ETC. EACH GRANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH GRANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE COLLATERAL AGENT OR ANY BUYER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT COLLATERAL AGENT OR ANY BUYER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH GRANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT ENTERING INTO THIS AGREEMENT.

(i)                 Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Grantor at its address provided herein, such service to become effective 10 days after such mailing.

(j)                 Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of any Grantor in any other jurisdiction.

(k)               Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(l)                 Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(m)             This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. Delivery of any executed counterpart of a signature page of this Agreement by pdf, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(n)               This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Collateral Agent, any Buyer or any other Person (upon (i) the occurrence of any Insolvency Proceeding of any of the Company or any Grantor or (ii) otherwise, in all cases as though such payment had not been made.

SECTION 11.      Material Non-Public Information. Upon the delivery of any notices, documents, information or materials to Collateral Agent by Company and/or any of its subsidiaries or any of its or their respective officers, directors, employees and/or agents in accordance with or pursuant to this Agreement or any other Transaction Document, the Company shall certify or cause to be certified in writing to Collateral Agent whether such notices, documents, information or materials contain any material non-public information. If Collateral Agent receives any such notices, documents, information or materials with such certification that such notices, documents, information or materials contain material non-public information and the Collateral Agent reasonably determines, in its sole discretion, the Buyers should receive such notices, documents, information or materials, (x) Collateral Agent shall deliver a written notice to the Company that Collateral Agent intends to promptly deliver such notice, documents or other information or materials to the Buyers, (y) the Company shall within one (1) Business Day after any receipt of such written notice from Collateral Agent (A) publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise and (B) deliver written notice to Collateral Agent certifying that such notice, documents, information or materials no longer contain any material, non-public information (a “Non-Public Certification”) and (z) promptly following the receipt of such Non-Public Certification, Collateral Agent shall delivery such notice, documents, information or materials to each Buyer. Any delivery by Collateral Agent of any notice, documents or other information or materials to any Buyer shall be deemed to be a delivery by the Company to such Buyer for all purposes hereunder and pursuant to any other Transaction Documents. To the extent Collateral Agent receives any notices, documents, information or materials from Company and/or any of its subsidiaries or any of its or their respective officers, directors, employees and agents without concurrent certification by Company that such notices, documents, information or materials do not contain any non-public information or the Company fails to deliver a Non-Public Certification as required hereunder, Collateral Agent shall retain such items or information and shall not deliver any such items or information to any Buyer, but shall deliver written notice to each Buyer that it has received items or information that may or may not contain material non-public information without a certification by Company as to the contents thereof (but without otherwise describing in any detail such items or information). Upon receipt of such notice, each Buyer may provide further instruction to Collateral Agent with respect to distribution of such notices, documents, information or materials to such Buyer (and not to any other Buyer) and Collateral Agent shall have no further duty with respect thereto until receipt of such instruction from any such Buyer. Notwithstanding anything herein or in any Transaction Document to the contrary, the Collateral Agent shall not deliver to any Buyer any documents or other information or materials without prior certification by Company that such notices, documents, information or materials do not contain material non-public information, without the prior written consent of such Buyer (other than notices of the occurrence of an Event of Default).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

COMPANY:

WPCS INTERNATIONAL INCORPORATED

By:
Name: Joseph Heater Title: Chief Financial Officer

Address: One East Uwchlan Avenue, Suite 301, Exton, PA 19341

Facsimile: (610) 903-0401

GRANTORS:

WPCS INTERNATIONAL – PORTLAND, INC.

By:
Name: Joseph Heater Title: Authorized Signatory

Address: 15241 NE 90th Street, Redmond, WA 98072

Facsimile: (610) 903-0401

WPCS INTERNATIONAL – SEATTLE, INC.

By:
Name: Joseph Heater Title: Authorized Signatory

Address: 15241 NE 90th Street, Redmond, WA 98072

Facsimile: (610) 903-0401

WPCS INTERNATIONAL – SUISUN CITY, INC.

By:
Name: Joseph Heater Title: Authorized Signatory

Address: 521 Railroad Avenue, Suisun City, CA 94585

Facsimile: (610) 903-0401

WPCS INTERNATIONAL – TRENTON, INC.

By:
Name: Joseph Heater Title: Authorized Signatory

Address: 1095 Cranbury South River Road, Suite 5, Monroe Township, NJ 08831

Facsimile: (610) 903-0401

WPCS INTERNATIONAL – HARTFORD, INC.

By:
Name: Joseph Heater Title: Authorized Signatory

Address: One East Uwchlan Avenue, Suite 301, Exton, PA 19341

Facsimile: (610) 903-0401

WPCS INTERNATIONAL – LAKEWOOD, INC.

By:
Name: Joseph Heater Title: Authorized Signatory

Address: One East Uwchlan Avenue, Suite 301, Exton, PA 19341

Facsimile: (610) 903-0401

ACCEPTED BY:

WORLDWIDE STOCK TRANSFER LLC, as Collateral Agent

By:
Name:
Title:

Address:	Worldwide Stock Transfer LLC 433 Hackensack Avenue Level L Hackensack, NJ 07601 Attn: Jonathan Gellis

Facsimile: 201-820-2010 Email: jgellis@wwstr.com

SCHEDULE I

Legal Names; Organizational Identification Numbers;
States or Jurisdiction of Organization

Grantor’s Name	State of Organization	Federal Employer I.D.	Organizational I.D.

SCHEDULE II

Intellectual Property

Trademarks

Grantor	Country	Trademark	Application or Registration No.	Filing Date	Registration Date	Assignees

Patents

Grantor	Country	Patent	Patent No.	Filing Date	Issue Date	Assignees

Grantor	Country	Patent	Patent No.	Filing Date	Issue Date	Assignees

Design Patents

Grantor	Country	Patent	Patent No.	Filing Date	Issue Date	Assignees

Patent Applications Pending

Grantor	Country	Application	Application No.	Filing Date	Status	Assignees

Copyrights

Notice of Potential Patent Claim

SCHEDULE III

Locations

Grantor’s Name	Chief Executive Office	Chief Place of Business	Books and Records	Inventory, Equipment, Etc.

SCHEDULE IV

Promissory Notes, Securities, Deposit Accounts,
Securities Accounts and Commodities Accounts

Securities

Grantor	Name of Issuer / Pledged Entity	Number of Shares	Class	Certificate No.(s)

Deposit Accounts, Securities Accounts and Commodities Accounts

Grantor	Name and Address of Institution	Purpose of the Account	Account No.

Foreign Currency Controlled Accounts

Entity	Name and Address of Institution	Amount Held in Account

SCHEDULE V

Financing Statements

Grantors	Jurisdictions For Filing Financing Statements
WPCS International Incorporated	State of Delaware

SCHEDULE VI

Commercial Tort Claims

EXHIBIT A

Assignment For Security
[Trademarks] [Patents] [Copyrights]

WHEREAS, ______________________________ (the “Assignor”) [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the annexed Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on the annexed Schedule 1A, which copyrights are registered in the United States Copyright Office (the “Copyrights”)];

WHEREAS, the Assignor has entered into a Security and Pledge Agreement, dated as of December __, 2012 (as amended, restated or otherwise modified from time to time the “Security Agreement”), in favor of _____________, as collateral agent for certain purchasers (the “Assignee”);

WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the Buyers (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the [Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the “Obligations” (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Buyers a continuing security interest in the Collateral to secure the prompt payment, performance and for the benefit of the Buyers observance of the Obligations.

The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________, 2012

[GRANTORS]

By:
Name: Title:

STATE OF ____________
                                                ss.:
COUNTY OF __________

On this ____ day of _______________, 2012, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the ________________ of _______________________________________, a ____________________, and that s/he executed the foregoing instrument in the firm name of _______________________________________, and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

[Trademarks and Trademark Applications]
[Patent and Patent Applications]
[Copyright and Copyright Applications]
Owned by ______________________________

SCHEDULE 4(g)

Effective Financing Statements